UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2016

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (e) On October 5, 2016, East West Bancorp, Inc. (the “Company”) announced the appointment of Gregory L. Guyett as the President and Chief Operating Officer of the Company and its wholly owned subsidiary, East West Bank (the “Bank”), starting October 5, 2016. Mr. Guyett, age 52, will be responsible for the commercial banking business, including lending, deposit, operations and support functions, international banking, treasury management, and information technology. Mr. Guyett will report to Dominic Ng, Chairman and Chief Executive Officer.

Prior to joining the Company, Mr. Guyett was the Executive Vice President of Corporate Development at Johnson Controls, from August 2015 to September 2016. Prior to joining Johnson Controls, Mr. Guyett served 30 years at J.P. Morgan, in leadership roles of progressively increasing responsibilities. Based in Hong Kong, Mr. Guyett served as the Co-Head of Banking and Head of Investment Banking, Asia Pacific from 2014 to 2015. From 2013 to 2014, Mr. Guyett served as the Chief Executive Officer for Greater China, where he was responsible for J.P. Morgan’s businesses in China, Hong Kong and Taiwan. In this role, Mr. Guyett focused on strengthening client relationships in those regions, while overseeing governance and regulatory engagement. Mr. Guyett also served in other international executive leadership roles, including as Chief Executive Officer of J.P. Morgan’s Global Corporate Bank from 2009 to 2012, where he provided comprehensive commercial banking solutions to global companies and as the Senior Country Officer for Japan while concurrently serving as President and Chief Executive Officer of J.P. Morgan Securities Japan Co., Ltd from 2007 to 2010.

In connection with his appointment, Mr. Guyett and the Bank entered into an employment agreement, effective October 3, 2016 (the “Employment Agreement”). The Employment Agreement has an initial term of two years and is subject to annual renewal thereafter as may be agreed by the Bank’s Board of Directors and Mr. Guyett. The Employment Agreement also provides that Mr. Guyett will receive an annual base salary of $750,000, and will be eligible to participate in an annual performance-based cash incentive plan, with a target bonus opportunity of 100% of the annual base salary. Mr. Guyett will also be eligible to receive annual stock grants as approved by the Board of Directors. Mr. Guyett’s initial annual stock grant will be in March 2017 and will include a grant of $2,200,000 of performance restricted stock units (“RSUs”) awarded pursuant to the Company’s 2016 Stock Incentive Plan (the “Equity Plan”), with a three-year cliff vesting period (the “Initial Performance RSU Grant”).

Also, pursuant to the Employment Agreement, on October 3, 2016, Mr. Guyett received a sign-on bonus of $1,000,000 of RSUs, granted pursuant to the Equity Plan, with a three-year cliff vesting period (the “Sign-On RSU Grant”). In addition, Mr. Guyett is also entitled to participate in all employee benefit plans and perquisite arrangements available to senior executives, relocation assistance and allowances, business expense reimbursements, and an annual car allowance of $12,000 for business-related purposes.

In the event of a termination of Mr. Guyett’s employment for Cause (as defined in the Employment Agreement) prior to the end of the term of the Employment Agreement, Mr. Guyett will be entitled to receive (i) all accrued but unpaid Annual Base Salary (as defined in the Employment Agreement) through the termination date, (ii) accrued but unused vacation days through the termination date and (iii) unreimbursed business expenses incurred up through the termination date ((i) through (iii), the “Accrued Obligations”).

The Bank may terminate Mr. Guyett’s employment at any time for any reason or no reason at all, upon one month advance written notice. In the event of a termination of Mr. Guyett’s employment (i) by the Bank without Cause, (ii) by Mr. Guyett for Just Reason (as defined in the Employment Agreement) or (iii) if, without Mr. Guyett’s consent, (A) the Employment Agreement is not, whether initially or with respect to any subsequent renewal period, renewed or approved by the Bank’s Board of Directors (other than in connection with a for Cause event), and (B) within one month following the end of the then-current employment term, Mr. Guyett resigns from the Bank, Mr. Guyett shall be entitled to receive (1) the Accrued Obligations, (2) a single lump sum severance amount as follows (a) an amount equal to two times Mr. Guyett’s then Annual Base Salary and (b) an amount equal to the annual cash bonus payout last received by Mr. Guyett and (3) any annual bonus earned but unpaid with respect to a performance year ending on or preceding the date of termination. In addition, the Initial Performance RSU grant, the Sign-On RSU Grant and any 2018 equity award shall continue to vest according to the grant date schedules, provided that, such performance RSUs will be settled based on performance unit goal achievement, except that if such termination of employment occurs within two years after a Change of Control (as defined in the Employment Agreement), such performance RSUs will be settled as follows: (i) any RSUs for which the performance period has elapsed will continue to vest based on performance unit goal achievement, and (ii) any RSUs for which the performance period has not lapsed will be converted into time-based units based on the target performance level.

In the event of a termination of Mr. Guyett’s employment as the result of his death or due to Disability (as defined in the Employment Agreement), Mr. Guyett or his beneficiary will be entitled to receive (i) the Accrued Obligations and (ii) any annual bonus earned but unpaid with respect to a performance year ending on or proceeding the date of termination.

The Employment Agreement also provides that if Mr. Guyett’s employment terminates as a result of death or Disability, all unvested RSUs that have been granted prior to the date of death or Disability shall immediately vest.

This summary of Mr. Guyett’s Employment Agreement set forth in this report is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. A copy of the press release issued by the Company on October 5, 2016 announcing the appointment of Mr. Guyett as President and Chief Operating Officer is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	Employment Agreement dated July 1, 2016 by and between East West Bank and Gregory L. Guyett
99.1	Press Release of East West Bancorp, Inc. dated October 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016

EAST WEST BANCORP, INC.

By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated July 1, 2016 by and between East West Bank and Gregory L. Guyett
99.1	Press release of East West Bancorp, Inc. dated October 5, 2016

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